UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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VISTA GOLD CORP.
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The following is the transcript of a conference call held by Vista Gold Corp. on September 21, 2026:

Operator

Good day, ladies and gentlemen, welcome to Vista Gold's Investor Conference Call. It's my pleasure to introduce Pamela Solly, Vice President of Investor Relations. Please go ahead.

Pamela Solly

Thank you, John. And good day, everyone. Thank you for joining the Vista Gold Corp. Investor Conference Call.

I'm Pamela Solly, Vice President of Investor Relations. Also on the call today is Fred Earnest, President and Chief Executive Officer. During the course of this call, we will be making forward-looking statements.

These statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements of Vista to be materially different from results, performance, or achievements expressed or implied by such statements. Please refer to the cautionary statements in this morning's news release and presentation for details of risks and other important factors that could cause actual results to differ materially from those in our forward-looking statements. And the cautionary note regarding estimates of mineral resources and mineral reserves.

In advance, I want to inform you that we will not be taking questions at the conclusion of this call. Please refer to the announcement and presentation available on our website at www.vistagold.com. I will now turn the call over to Fred Earnest.

Fred Earnest

Thank you, Pam. And thank you to everyone joining us on today's conference call. This morning, we announced the news of our business combination with Artemis Gold Inc.

This combination with Artemis represents a significant milestone for Vista shareholders, delivering an immediate premium to Vista's share price while providing de-risked exposure to growth opportunities from the Blackwater Gold Mine and the Mt Todd Gold Project. We're very excited about what this transaction means for our shareholders and the opportunity it creates for the future of the combined business. Let me first start with transaction highlights.

Some of these highlights include an immediate premium and compelling value. The consideration represents a 29% premium based on the 20-day VWAPs of each Artemis and Vista and a 25% premium to Vista's closing price on September 18, 2026. There's continued exposure to Mt Todd and future value creation.

Vista shareholders will retain meaningful exposure to the future development and value creation potential of Mt Todd through their equity interest in Artemis. There will be an exposure to near-term value creation at Artemis' Blackwater Mine. In addition, Vista shareholders will participate in the realization of near-term production growth from the completion of the Phase 1A and the EP2 expansions at Blackwater, taking Blackwater production over 500,000 ounces per year at an industry-leading, all-in-sustaining cost with further exploration, optimization, and expansion potential beyond that.

Following the completion of the transaction and the EP2 expansion, Vista shareholders will participate in the growth of a larger, diversified producer with assets in two favorable jurisdictions, namely British Columbia, Canada, and Northern Territory, Australia. This transaction provides a pathway in funding to advance Mt Todd. Artemis' intention to develop Mt Todd at its full scale of 50,000 tons per day is underwritten by its strong financial position and highly credentialled seasoned project development and construction team.

The enlarged Artemis offers Vista shareholders with improved liquidity, greater access to capital in a growing and intermediate gold producer. Next, allow me to summarize the transaction. Artemis will acquire Vista through a court-approved plan of arrangement, and post-closing, Vista shareholders will hold approximately 5% of Artemis.

The transaction can be summarized as follows. Artemis will acquire 100% of the issued and outstanding common shares of Vista pursuant to a court-approved plan of arrangement in a transaction that has been unanimously approved by the boards of directors of each Artemis and Vista. Vista shareholders will receive 0.0966 Artemis shares for each Vista share. Currently, this values the transaction at $2.83 per Vista share. This represents, as stated, a premium of 29% to the 20-day VWAPs of Artemis and Vista, a 25% premium to the closing price of Vista on September 18, 2026, and a fully implied diluted transaction equity value of $427 million U.S. Upon completion of the transaction, Vista shareholders will own 5% of Artemis stock. The transaction is to be effected pursuant to a court-approved plan of arrangement under the Business Corporations Act of British Columbia subject to Vista shareholder approval, which will require a two-thirds or 66 and two-thirds percent of votes cast by Vista shareholders at a special meeting to consider the transaction, and customary regulatory approvals, including Australian Foreign Investment Review Board approval, Northern Territory ministerial consent, and TSX-V approval for Artemis to issue Artemis consideration shares. Vista's directors and senior officers have entered into customary voting support agreements under which they have committed to vote their common shares held in favor of the transaction.

Vista Gold - Investor Conference Call and Webcast	September 21, 2026

The arrangement agreement includes customary deal protections, including a break fee, non-solicitation obligations, and a right to match in favor of Artemis. The transaction completion is scheduled to occur in January of 2027 with indicative timing as follows. Today we announce the transaction.

We intend to mail the definitive proxy statement to Vista shareholders in November of this year and schedule a shareholder meeting to consider the transaction in December of this year. We anticipate that the transaction will be completed in January of 2027. For those not familiar with Artemis Gold, allow me to provide a brief overview of the company and some of their recent achievements.

Artemis is a leading TSX-V listed intermediate gold producer operating and expanding the world-class Blackwater mine in British Columbia, Canada. Artemis has a market capitalization of $7.1 billion, that's U.S. dollars, and trades on the TSX-V under the symbol ARTG and on the U.S. over-the-counter market as ARTGF. Some of their recent milestones include in Q1 of 2025, Blackwater mine construction was completed on time and on budget within 22 months and first gold was poured.

In Q2 of 2025, commercial production was declared and the mine officially opened. In Q3 of 2025, they achieved nameplate capacity and announced the phase 1A expansion targeting a 33% increase in throughput by the end of 2026. In Q4 of 2025, they announced the EP2 plant expansion to increase throughput by 250% by the end of 2028.

In the first quarter of this year, they announced gold production of 192,808 ounces at an all-in sustaining cost of $869 an ounce, which was within guidance and raised a $450 million U.S. corporate bond. In Q2 of this year, they purchased put options to provide downside gold price protection during the EP2 plant expansion construction. In this quarter, Q3 of 2026, they announced that the phase 1A expansion is 57% complete, on course to be completed in the next quarter, and paid an inaugural quarterly dividend of 5 cents Canadian per share.

Moving and looking beyond, ownership in Artemis will provide Vista shareholders with exposure to the ongoing growth story at the Blackwater Mine. Phase 1A and the EP2 plant expansions are expected to take Blackwater to over 500,000 ounces of gold per year production, with additional potential for future growth from district scale exploration. The Blackwater Mine was designed for stage development.

As I indicated, phase 1 is commissioned, and commercial production announced in Q3 of 2025 at 6 million tons per annum. Phase 1A is complete, or is 57% complete and expected to lift capacity by 33% to 8 million tons per annum by the end of Q4 2026. EP2 expansion major works are underway ahead of schedule and expected to take nameplate capacity to 21 million tons per annum by Q4 of 2028.

Vista Gold - Investor Conference Call and Webcast	September 21, 2026

Artemis has reported that the EP2 plant expansion is fully funded. The EP2 expansion positions Blackwater to achieve production of more than 500,000 ounces of gold per year for the first 10 years at first quartile, all in sustaining cost. Optimization studies are ongoing for de-bottlenecking to expand that production throughput or throughput to 25 million tons per annum and beyond, with resource expansion and regional exploration to extend the life of the mine running beyond 2043.

Artemis intends to sequence Mt Todd development to dovetail with completion of the Blackwater EP2 plant expansion and optimization. Furthermore, Artemis stated intention is to develop Mt Todd at its full scale of 50,000 tons per day. Any additional guidance on its development plan for Mt Todd will be provided by Artemis post-completion of the transaction.

Artemis brings a highly credentialled management team with directly relevant project development and construction track record. I invite you to visit the Artemis Gold website and learn more about their team. In conclusion, we believe this transaction offers Vista shareholders the opportunity to realize an immediate premium for their shares in the current market and to acquire an interest in the enlarged Artemis Gold Inc., which combines the near-term growth at Blackwater and continued exposure to Vista's Mt Todd mine potential, but in a vehicle with significant greater capacity to deliver on that potential. Artemis stated intention to build Mt Todd as a 50,000 ton per day metric or 50,000 metric ton per day operation offers value creation opportunities that cannot reasonably be achieved in Vista's initially smaller scale operation.

Artemis operating experience, production growth profile, and cash flow generating potential create the potential for a compounded premium for Vista shareholders without the project development risk associated with a standalone project. Ultimately, we believe that the development of the Mt Todd project within a company like Artemis provides leverage that cannot be achieved by a single asset producer.

The board, in consultation with its financial and legal advisors, has unanimously determined that the transaction is in the best interest of the company and shareholders based on a review of the transaction available alternatives to the company, including pursuing the development of Mt Todd on a standalone basis. This concludes our prepared remarks.

A copy of a presentation with this information and an overview of the Mt Todd Gold Project and the company's management team can be found on our website at www.vistagold.com.

Operator

Ladies and gentlemen, this concludes today's conference call.

Vista Gold - Investor Conference Call and Webcast	September 21, 2026

Thank you for your participation. You may now disconnect.

Important additional information and where to find it

This communication may be deemed to be solicitation material in respect of the proposed plan of arrangement (the “Arrangement”) involving Vista Gold and Artemis pursuant to the arrangement agreement dated September 20, 2026 (the “Arrangement Agreement”). The Arrangement will be implemented by way of a plan of arrangement under the Business Corporations Act (British Columbia). In connection with the proposed Arrangement, Vista Gold intends to file relevant materials with the U.S. Securities and Exchange Commission (“SEC”), including a proxy statement in preliminary and definitive form. Promptly after filing the definitive proxy statement, Vista Gold will mail the definitive proxy statement and a proxy card to its shareholders.

INVESTORS AND SECURITY HOLDERS OF VISTA GOLD ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING VISTA GOLD’S PROXY STATEMENT (WHEN THEY ARE AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ARRANGEMENT AND THE PARTIES TO THE ARRANGEMENT AGREEMENT.

Investors and security holders of Vista Gold are or will be able to obtain these documents (when they are available) free of charge from the SEC’s website at www.sec.gov or free of charge from Vista Gold on its website at www.vistagold.com. The information contained in, or that can be accessed through, Vista’s website is not a part of, or incorporated by reference herein.

Participants in the solicitation

This communication does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. Artemis, Vista Gold and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of Vista Gold in connection with the proposed Arrangement. Information regarding the interests of these directors and executive officers in the proposed Arrangement will be included in the definitive proxy statement referred to above. Security holders may obtain information regarding the names, affiliations and interests of Vista Gold’s directors and executive officers in Vista Gold’s proxy statement in connection with its 2026 Annual Meeting of Shareholders (the “Vista Gold Proxy Statement”), which was filed with the SEC on March 17, 2026, under “Particulars of Matters to be Acted Upon – Election of Directors”, “Ownership of the Corporation’s Common Shares,” “Executive Officers,” and “Executive Compensation.” To the extent that holdings of Vista Gold’s securities have changed since the amounts printed in the Vista Gold Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed Arrangement will be included in the definitive proxy statement relating to the proposed Arrangement when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov, Artemis’ website at www.artemisgoldinc.com and Vista Gold’s website at https://vistagold.com. The contents of the websites referenced above are not deemed to be incorporated by reference into the Vista Gold Proxy Statement.

Cautionary note regarding forward-looking statements

Certain statements contained in this communication constitute “forward-looking statements” and “forward-looking information” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. Forward-looking statements relate to, among other things, the proposed Arrangement, the expected timing for completion of the Arrangement, the anticipated benefits of the Arrangement, the expected ownership percentage of Vista shareholders in Artemis upon completion of the Arrangement, Artemis’ intentions regarding the development of the Mt Todd Gold Project, production targets and expansion plans for the Blackwater Mine, expected mine throughput, projected gold production, all-in sustaining costs, mine life, and other future events or conditions. These forward-looking statements are based on certain assumptions and analyses made by Vista Gold and Artemis in light of their experience and perception of historical trends, current conditions, and expected future developments, as well as other factors they believe are appropriate in the circumstances. However, whether actual results and developments will conform with expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including the risks that the proposed Arrangement may not be completed on the anticipated timeline or at all; the failure to obtain necessary shareholder and regulatory approvals; the possibility that the anticipated benefits of the Arrangement may not be realized; risks relating to the integration of operations; risks related to development and construction of the Mt Todd Gold Project and the Blackwater Mine expansion projects; risks related to gold prices and other commodity prices; risks related to mineral resource and reserve estimates; and other risks described in Vista Gold’s filings with the SEC available at www.sec.gov and on Vista Gold’s website at www.vistagold.com. Vista Gold does not intend, and does not assume any obligation, to update these forward-looking statements, except as required by applicable law. Readers are cautioned not to put undue reliance on forward-looking statements.

Vista Gold - Investor Conference Call and Webcast	September 21, 2026